LEHMAN BROTHERS HOLDINGS INC.
                     D/B/A LEHMAN CAPITAL, A DIVISION
                     OF LEHMAN BROTHERS HOLDINGS INC.
                       Three World Financial Center
                             200 Vesey Street
                         New York, New York 10285

                     EXTENDED RATE LOCK AGREEMENT

August 10, 1998

Mr. Raymond Peterson
President
Inland Mortgage Corporation
2901 Butterfield Road
Oak Brook, Illinois 60523

     Re: Property commonly known as Inland Portfolio of 12 Retail Properties (the "Property")

Dear Mr. Peterson:

     Reference is made to that certain Commitment Letter (the "Commitment") dated July 29, 1998 between you or an affiliate ("Borrower") and Lehman Brothers Holdings Inc. d/b/a Lehman Capital, a division of Lehman Brothers Holdings Inc. ("Lender"), as the same may have been amended by amendments executed by Lender prior to the date hereof. All capitalized terms not defined herein shall have the meanings ascribed to them in the Commitment.

     This letter agreement (this "Agreement") has been entered into for the purposes of establishing the procedures for determining the Rate, Loan Amount and Commitment Fee referred to in the Commitment. This letter shall constitute the Extended Rate Lock Agreement referred to in the Commitment.

     Section One. Rate Lock Deposit - (a) Simultaneously with the execution hereof, Borrower shall provide to Leader its certified check, bank check or wire transfer of immediately available funds to the account designated on the signature page hereof (the "Account") in an amount equal to the Rate Lock Deposit described on Schedule I attached hereto and by this reference made a part hereof (the "Rate Lock Deposit"). Borrower shall, within one (1) Business Day of Lender's request made at any time following (i) the first time that the Treasury Yield has decreased by the First Decrease Amount (as described on Schedule 1) or more (as determined by Lender) from the Treasury Yield at the time of the determination of the Rate and the Loan Amount (the "First Decrease" and (ii) each subsequent time that the Treasury Yield has decreased by the Additional Decrease Amount (as described on Schedule 1) or more (as determined by Lender) after the First Decrease (and regardless of whether at the time of any such request or on the date any such payment is due the Treasury Yield shall have thereafter increased above such decreased amounts), wire transfer the Additional Rate Lock Deposit Amount (as described in Schedule 1)
 in
immediately available funds to the Account as an additional Rate Lock Deposit hereunder. All references herein to the Rate Lock Deposit shall be deemed to include all such additional Rate Lock Deposits. The Rate Lock Deposit shall be hold by Lender in accordance with the terms hereof.

     (b) If the Loan has not closed prior to the sixtieth (60th) day following determination of the Rate, Borrower shall pay to Lender a per diem Rate Lock
 Fee
(as described on Schedule 1), which Rate Lock Fee shall (i) accrue and be earned
on said sixtieth (60th ) day and each day thereafter, through and including the earlier to occur of the termination of the Commitment or the closing of the Loan, and (ii) be paid weekly, in advance, on said sixtieth (60th) day and on the corresponding day of each succeeding week thereafter, through and including the earlier to occur of the termination of the Commitment or the closing of the Loan. To the extent that any portion of a Rate Lock Fee payment is unearned at closing, such unearned portion shall be credited to Borrower at closing, provided, however, that if the Commitment is terminated, except through default of lender all Rate Lock Fee payments, whether earned or unearned, shall become non-refundable to Borrower and be retained by Lender. The provisions of this subsection (b) shall not be deemed to imply that the, term of the Commitment is extended beyond the expiration date set forth therein.

     (c) Borrower's failure to make required Rate Lock Deposits or Rate Lock
 Fee
payments in accordance with the foregoing shall result in a termination of the Commitment and this Agreement.

     (d) In determining the applicable Treasury Yield, Lender shall use "on the run" pricing.

     Section Two. Determination of Fixed Rate and Loan Amount, (a) Upon satisfaction of the conditions set forth in the Commitment for Rate Lock, the Rate and the Loan Amount shall be determined in accordance with the procedures set forth in this Section Two.

     (b) Borrower may, from time to time after 9:00 am. and before 4:00 p.m.
 New
York City time on any Business Day that it is also a day on which the Chicago Board of Trade is open, request Lender to provide to Borrower quotes over the telephone of the Rate and (subject to Section Three hereof) the Loan Amount. Quotes of the Rate shall be determined on the basis of the Treasury Yield, as determined by Lender, plus the Applicable Spread. Quotes of the Loan Amount shall not be in excess of the Loan Amount set forth in the Commitment.

     (c) If Borrower wishes to establish the Rate and the Loan Amount on the basis of any such quote, Borrower shall orally confirm its acceptance at the time of such quote, complete the form of Determination Notice attached hereto as
Schedule 2 by properly filling in the blanks set forth therein with the Rate and
Loan Amount quoted by Lender and the date of such quote, execute such form in the appropriate space provided therein and transmit via facsimile such form to Lender at the facsimile number of Lender set forth on the signature page hereof on the same day as such

                                        2


quote, Borrower acknowledges that (i) Lender shall not be bound by any quotes provided to Borrower with respect to the Rate and the Loan Amount unless a Determination Notice has been Properly completed, signed and returned by Borrower to Lender in accordance with the preceding sentence and (ii) Borrower shall be bound by determinations of the Rate and Loan Amount made by Lender in good faith on the basis of Borrower's oral acceptance of any such quotes, notwithstanding Borrower's failure or refusal to complete and/or execute the Determination Notice in accordance with the terms of this Section 2(c), if Lender has entered into an interest rate hedging transaction (the "Hedge") on the basis of such oral acceptance.

     (d) The Determination Notice shall be in the following form and shall be delivered to Lender (to the attention of the "Attention Party" designated on Schedule 1) via facsimile transmission at Lender's facsimile number set forth on
the signature page hereof.

     (e) Notwithstanding anything contained herein or in the Commitment to the contrary, once the Rate and the Loan Amount are determined in accordance with the foregoing, no portion of the Rate Lock Deposit shall be refundable to Borrower under any circumstances, except in the event the Loan closes prior to the termination of the Commitment, in which care the entire Rate Lock Deposit (less any amounts thereof applied by Leader in accordance with Section 3(b)) shall be refunded to Borrower. Under no circumstances shall the
 Rate Lock Fee be
refunded to Borrower.

     Section Three. Effect on Commitment. (a) Borrower acknowledges that, except to the extent set forth on Schedule 1, Lender's execution and submission of this
Agreement to Borrower, Borrower's execution of this Agreement and acceptance of the terms hereof, or Lender's acceptance of the Rate Lock Deposits or Rate Lock Fee payments shall not constitute a modification,. extension, ratification or (if expired) reinstitution of the Commitment. Borrower acknowledges and agrees that Lender may determine the Rate and the Loan Amount pursuant to the terms hereof notwithstanding (i) Lender's failure to receive (in form satisfactory to Lender) the environmental report, engineering report or appraisal referred to in the Commitment (if any), (ii) Lender's or Lender's Counsel failure to commence and/or conclude their due diligence investigations described in the Commitment (including, but not limited to, those related to Lender's determination of sustainable net operating income or value of the Property) or to agree upon any definitive documentation with respect to the Loan, or (iii) Borrower's satisfaction of any of the conditions to closing set forth in the Commitment, and that none of the aforementioned items shall be deemed to have been waived, received or satisfied by virtue of Lender's determination of the Rate and Loan Amount hereunder. Without limitation to the foregoing, Borrower acknowledges that the Loan Amount determined in accordance with the terms hereof shall be subject to reduction following Lender's determination of the value of the Property and/or Lender's final determination of sustainable net operating income, after adjustment for applicable reserves to the extent necessary to satisfy the Maximum Loan to Value Percentage (if any) or the Minimum Debt Service Coverage Ratio set forth in the Commitment.

     (b) In the event the Loan Amount finally determined by Lender is less than the Loan Amount determined in accordance with Section Two hereof, Lender shall have the right at any time prior to the closing of the Loan (i) to terminate such portion of the Hedge as Lender shall determine

                                        3


to be unnecessary for such reduced Loan Amount and (ii) to apply any portion of the Rate Lock Deposit to the payment of any loss, cost, damage or expense which Lender may suffer as the result of such termination.

     Section Four. Indemnification. If the Loan shall not close in accordance with the requirements of the Commitment, Borrower shall indemnify Lender from and against all loss, cost, damage, or expense incurred by Lender in connection with the maintenance or termination (as of any date determined by Lender) of any
Hedge entered into by Lender.

     Section Five. Notices. Except as set forth herein with respect to Determination Notices, all notices, requests, and other communications to any party hereunder shall be in writing and shall be given to such party at its address or facsimile number set forth on the signature page hereof. Each such notice, request, or other communication shall be effective (i) when delivered personally, (ii) if given by facsimile, when such facsimile is transmitted to the telecopier number specified in this Section Five, (iii) if given by certified or registered mail, return receipt requested, 72 hours after such communication is deposited in the mails with first-class postage prepaid, addressed as aforesaid, (iv) by Federal Express or other nationally recognized overnight delivery service, on the next Business Day after such communication is
deposited with such delivery service, or (v) if given by any other means, when delivered at the address specified in this Section Five. All notices sent by facsimile transmission shall be conclusively determined to have been provided if
(a) a confirmation report of such transmission is retained by the sender, (b) such confirmation report does not indicate a malfunction in transmission and (c)
a copy of such notice is mailed to the intended recipient by certified mail, return receipt requested, Federal Express or other recognized overnight courier within one Business Day of its facsimile transmission,

     Section Six. Miscellaneous. This Agreement shall constitute the entire agreement of the parties with respect to the subject matter hereof and shall supersede all prior agreements, correspondence and other materials relating to such subject matter. This Agreement may only be modified by a written instrument
signed by Lender and Borrower.

     Section Seven. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

                                        4

     Kindly indicate your acceptance of the above terms by signing in the space provided below.

                                  Very truly yours,
                                  LEHMAN BROTHERS HOLDINGS INC.,
                                  D/B/A LEHMAN CAPITAL, A DIVISION OF
                                  LEHMAN BROTHERS HOLDINGS INC.

                                  By: /s/ Larry Kravetz
                                  Name:   Larry Kravetz
                                  Title:  SVP

                                  Lender' s Facsimile Number

                                  (212) 528-6014

                                  Lender's Account for Wire Transfers:

                                  Citibank N.A.
                                  ABA. No. 021000089
                                  Account No. 40615501
                                  Attention: Arlene Knight
                                  Re: Inland Portfolio of 12 Retail Properties

Acknowledged and Agreed to:

     Inland Real Estate Corporation

     By: /s/ Roberta S. Matlin
     Name:   Roberta S. Matlin
     Title:  Vice President

     Borrower's Facsimile Number:

     (630) 218-4961

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                               SCHEDULE 1


Rate Lock Deposit:             $1,246,000

First Decrease Amount:         40 basis points

Additional Decrease Amount:    15 basis points

Additional Rate Lock
Deposit Amount:                  $600,000

Attention Party:               Larry Kravetz

Rate Lock Fee:       $75.00 per million per day, payable in weekly installments.



                                    SCHEDULE 2

                               DETERMINATION NOTICE

VIA FACSIMILE TO (212) 529-6014
LEHMAN BROTHERS HOLDINGS INC.
LEHMAN CAPITAL. A DIVISION
OF LEHMAN BROTHERS HOLDINGS INC.
Three World Financial Center
200 Vesey Street
New York, New York 10285
Attention: Larry Kravetz

     Re:  Extended Rate Lock Agreement for Inland Portfolio of 12 Retail
          Properties

Gentlemen:

     Reference is made to the above referenced Extended Rate Lock
 Agreement. All
capitalized terms shall have the meanings described therein. This shall confirm our agreement that the Rate Lock Amount and the Rate shall be in the following amounts:

     Rate Lock Amount:      $62,000,000
     Rate:                        6.36 %
     Date of Determination:     8/11/98



                                       Very truly yours,

                                       Inland Real Estate Corporation

                                       By: /s/ Roberta S. Matlin
                                       Name:   Roberta S. Matlin
                                       Title:  Vice President